Via Facsimile (212) 995-0483

September 11, 1995

Roland Betts
Silver Screen Management, Inc.
936 Broadway
New York, New York 10011

Re:  Disney-Silver Screen Partners II Joint Venture

Dear Roland:

Enclosed please find the Terms and Conditions which reflect the business deal with respect to the buyout by Disney of Silver Screen Partners II, L.P.'s ("Silver Screen II") interest in the Disney-Silver Screen Partners II Joint Venture.

Please indicate your acceptance of and agreement to the enclosed Terms and Conditions by countersigning and returning to us a copy of this letter no later than September 29, 1995. Upon receipt of such countersignature, Disney and Silver Screen II will promptly prepare and execute a long-form purchase agreement (the "Purchase Agreement") giving effect to the agreement of the parties in accordance with the enclosed Terms and Conditions. Until such time as the Purchase Agreement is executed, the enclosed Terms and Conditions shall constitute a binding agreement of the parties with respect to the subject matter therein as of the date of your acceptance of the Terms and Conditions.

Very truly yours,

/s/ Robert S. Moore
Robert S. Moore

cc:  Stephen Bollenbach
     Sandy Litvack
     Ted Philip



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                    BUYOUT OF SILVER SCREEN PARTNERS II, L.P.

                              TERMS AND CONDITIONS



PURCHASER:                    The  Walt  Disney   Company  or  (subject  to  the
                              provisions under "Assignment"  below) an affiliate
                              ("Disney").

SELLER:                       Silver Screen Partners II, L.P. ("Partnership").

PURCHASE PRICE:               $45  million,  in  cash in  immediately  available
                              funds (subject to any Purchase Price Adjustment).

BUYOUT: Purchase by Disney of all of Partnership's rights and interests in, to and under (i) the Joint Venture Agreement dated as of April 29, 1985 (the "Joint Venture Agreement") between The Walt Disney Company and Silver Screen Partners II, L.P., as amended, (ii) the Distribution Agreement, dated as of April 29, 1985 (the "Distribution Agreement") between Disney-Silver Screen II Joint Venture (the "Joint Venture") and Buena Vista Distribution Co., Inc. ("BVD"), as amended, (iii) the Loan Agreement dated as of April 29, 1985 (the "Loan Agreement") between The Walt Disney Company and Silver Screen Partners II, L.P., as amended, (iv) the Completed Pictures Distribution Agreement dated as of April 29, 1985 (the "Completed Pictures Distribution Agreement", together with the Distribution Agreement, the "Distribution Agreements) between
                              The Walt Disney Company and Buena Vista Distribution Co., Inc., as amended, (v) the Silver Screen II films and (vi) Partnership's general partner interest in the Joint Venture (collectively, the "Partnership's Interest"). All of the foregoing agreements are sometimes collectively referred to as the "Agreements". Closing of the Buyout shall occur on the Payment Date (as defined below).

PAYMENT DATE:                 January 2, 1996 (or such  later  date as  mutually
                              agreed to by the  parties),  on which  date  after
                              payment of the Purchase  Price,  all right,  title
                              and interest in the  Partnership's  Interest shall
                              be  automatically   transferred  to  Disney,   and
                              Partnership  shall not be  entitled to receive any
                              revenues from, shall have no further right,  title
                              or   interest   in,  and  shall  have  no  further
                              obligations  or  liabilities  with respect to, the
                              Partnership's Interest. Prior to the Payment Date,
                              Disney will not assert any  ownership  interest in
                              the   Partnership's   Interest  for  any  purpose,
                              including for any tax purpose. Disney agrees that it shall have no right to set-off, counterclaim or other similar remedy with respect to its payment obligations hereunder.

PURCHASE PRICE ADJUSTMENT:    The    Purchase    Price    will    be    reduced,
                              dollar-for-dollar,    by   each    dollar    which
                              Partnership   receives  under  the  Joint  Venture
                              Agreement or the Loan Agreement during the period from October 1, 1995 to the Payment Date from any exploitation of the films "The Black Cauldron" and "The Great Mouse Detective".

DOCUMENTATION:                The parties  will  prepare,  execute and deliver a
                              long-form   purchase   agreement   (the  "Purchase
                              Agreement")  as soon  as  practicable  which  will
                              document  the  terms  and   conditions  set  forth
                              herein.  In addition  to the terms and  conditions
                              set forth  herein,  the  Purchase  Agreement  will
                              contain  (a)  representations  and  warranties  of
                              Disney and Partnership as to: (i) due execution of
                              the Purchase Agreement,  (ii) due authorization to
                              enter  into  and   perform   under  the   Purchase
                              Agreement,  (iii)  enforceability  of the Purchase
                              Agreement,  and (iv) in the  case of  Partnership,



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                              (x)  right,  title  and  interest  in  and  to the
                              Partnership's Interest free and clear of all liens
                              and   encumbrances   other   than   any   lien  or
                              encumbrance  arising  out of actions of Disney and
                              other   than  as   provided   hereunder   and  (y)
                              Partnership not having taken any action or entered into any agreement to bind the Joint Venture or Disney or which would constitute a violation or infringement of the rights granted to the Joint
                              Venture   or  Disney   under  the  Joint   Venture
                              Agreement; and (b) the following conditions to the parties' respective obligations to consummate the
                              Buyout: (i) no provision of any applicable law prohibits the closing of the Buyout, (ii) no
                              order,   judgment  or  injunction   prohibits  the
                              closing  of  the  Buyout,   (iii)  any  applicable
                              waiting period under the HSR Act (as defined below) shall have expired or been terminated, (iv) absence of any pending litigation or proceeding
                              before   any    court,    or    governmental    or
                              administrative   body  which   seeks  to  prohibit
                              closing of the Buyout and which has a substantial likelihood of success on the merits, (v) accuracy of representations and warranties in all material respects, and (vi) as a condition to Disney's
                              obligation   to   close,   a   certificate    from
                              Partnership as to (x) right, title and interest in and to the Partnership's Interest free and clear of all liens and encumbrances other than any lien or encumbrance arising out of the actions of Disney and other than as provided hereunder and
                              (y) Partnership not having taken any action or entered into any agreement to bind the Joint
                              Venture or Disney or which would constitute a violation or infringement of the rights granted to the Joint Venture or Disney under the Joint Venture Agreement.

                              In  the  event  that  no  Purchase   Agreement  is
                              executed   by  the   parties,   these   Terms  and
                              Conditions will govern the closing of the Buyout.

AGREEMENTS:                   Upon  acceptance of these Terms and  Conditions by
                              the parties:

                              (1) Disney shall have the right in perpetuity to enter into distribution, licensing or other arrangements with respect to the exploitation of Silver Screen II films in any media now known and unknown and by any means and/or devices now known and unknown for any period of time, without the prior approval of Partnership. Subject to the preceding sentence, Disney agrees that until the closing of the Buyout, the Silver Screen II films will continue to be exploited in accordance with the Distribution Agreements.

                              (2) BVD will account for and will make payments to the Joint Venture as required by the Distribution Agreements, with respect to receipts received by BVD from the Silver Screen II films through November 30, 1995 (including revenues from the arrangements referred to in clause (1) above). A final payment will be made by the Payment Date, or earlier, to Partnership of its share of Joint Venture revenues payable as of November 30, 1995. BVD agrees to use methods and procedures in its calculation of revenues payable to the Joint Venture consistent with methods and procedures utilized by BVD in the past with respect to accountings and payments previously made by BVD to the Joint Venture in connection with the Silver Screen II
                                   films.   Partnership  waives  all  rights  to
                                   audits and all audit claims arising from or under the terms of the Agreements whether currently outstanding, now existing or hereafter arising, and all statements with respect to payments due to the Joint Venture will be binding upon Partnership absent manifest error, except that Partnership will have the right to audit future statements solely for the purpose of ensuring that BVD is in compliance with this clause (2) and
                                   that  no   manifest   error   exists  in  the



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                                   statements.  Such limited audit right must be
                                   exercised by Partnership within 30 days after receipt by Partnership of such statement or such right shall be deemed waived.

                              (3) (a) Subject to subclause (d) below of this clause (3), Disney irrevocably releases Partnership and its affiliates from, any claims, known and unknown, which Disney may have now or in the future against Partnership, arising from any acts, omissions or conduct of Partnership during the course of the Agreements; provided, however, that this release does not include (i) any breach of these Terms and Conditions or the Purchase Agreement, if applicable, and (ii) any breach of Paragraph 31 of the Joint Venture Agreement by Partnership, it being understood that the provisions of such Paragraph 31 shall survive the closing of the Buyout.

                                   (b) Subject to subclause (d) below of this clause (3), Partnership irrevocably waives, and releases Disney and its affiliates from, any rights and claims, known and unknown, which Partnership may have now or in the future, with respect to its interest in the Joint Venture and the Silver Screen II films, other than its continued right to receive accountings and payments in accordance with
                                   (2) above through and until the Payment Date (for receipts from Silver Screen II films through and including November 30, 1995) and except as expressly provided in these Terms and Conditions (including clause (4) below). Partnership's waived rights and claims include, without limitation (except as otherwise provided in these Terms and Conditions):

                                     --   all  rights  to  audits  and all audit
                                          claims  except to the extent  provided
                                          in (2) above

                                     --   rights and claims to any  revenues  or
                                          royalties,  whether or not  explicitly
                                          expressed  in  the  Agreements,   with
                                          respect to stage plays, ice shows, new
                                          technologies,     or     any     other
                                          exploitation   or   payments   derived
                                          therefrom   or  with  respect  to  any
                                          revenues  or  royalties  derived  from
                                          rights  not  previously  exploited  or
                                          from rights  previously  exploited but
                                          not   previously   accounted   for  to
                                          Partnership

                                     --   any rights or claims  with  respect to
                                          home video royalty re-negotiations

                                   (c) Although the foregoing respective releases by Disney and by Partnership as the releasing party (the "Releasing Party") is not a general release, as to matters being released, each Releasing Party expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, which provides:

                                             "A general  release does not extend
                                             to claims which the  creditor  does
                                             not know or suspect to exist in his
                                             favor at the time of executing  the
                                             release, which if known by him must
                                             have   materially    affected   his
                                             settlement with the debtor."

                                   (d) If the Buyout fails to close on the Payment Date as a result of any breach by a party of these Terms and Conditions or of the Purchase Agreement, or as a result of a



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                                   failure to satisfy a condition  precedent  to
                                   closing because of any act or omission of a party, nothing contained herein or in the Purchase Agreement will limit any rights or obligations of the parties existing at law or in equity. Furthermore, it is understood and agreed that if the Buyout shall fail to close on the Payment Date for any reason other than the breach of these Terms and Conditions or of any provision contained in the Purchase Agreement by Partnership, or the failure of a condition precedent to be satisfied because of any action or omission of Partnership, then the parties shall negotiate for a period of 60 days (or such longer period as the parties shall agree, the "Workout Period") after the Payment Date to consummate the Buyout. If at the end of the Workout Period the Buyout still has not occurred then (i) the waivers and releases contained in this section captioned "Agreements" shall be void and of no force and effect and Partnership and Disney shall once again have all the
                                   rights  and  claims   previously   waived  or
                                   released,  (ii) the Agreements shall continue
                                   to  govern  the   relationship,   rights  and
                                   obligations of the parties with respect to the Partnership's Interest, except that the relevant dates under Paragraph 16 of the Joint Venture Agreement, Paragraph 7 of the
                                   Loan   Agreement  and  Paragraph  20  of  the
                                   Distribution Agreement shall be tolled until the last day of the Workout Period and the earliest date contained in such Paragraphs shall be revised to be the date which is the first day after the Workout Period and each
                                   other  date  in  such  Paragraphs   shall  be
                                   revised and extended accordingly, (iii) the term of the Distribution Agreement under Paragraph 1.2 thereof shall be extended until the latest date in Paragraph 20 of the
                                   Distribution   Agreement   as   revised   and
                                   extended in accordance with subclause (ii) above and (iv) any and all distribution, licensing or other arrangements entered into by Disney in accordance with clause (1) above shall remain in full force and effect.

                              (4) Notwithstanding clause (3) above, the following rights and interests of Partnership shall only be irrevocably and automatically waived as of (and shall not be waived prior
                                   to) the closing of the Buyout: (i) the right that no amendment or waiver (other than as contemplated hereunder) of the Agreements shall be made without Partnership's consent;
                                   (ii) revenues actually received by the Joint Venture with respect to a Silver Screen II film will continue to be allocated in accordance with Paragraph 13 of the Joint Venture Agreement in the case of receipts by the Joint Venture and in accordance with the Distribution Agreement in the case of receipts by BVD (subject to clause (2) above); and (iii) Paragraphs 15, 19.1, 22.4, 24 and 33 of the Joint Venture Agreement.

HSR ACT FILINGS:              Filings  under  the  Hart-Scott-Rodino   Antitrust
                              Improvements  Act of 1976 ("HSR Act") will be made
                              by  Disney  and  Partnership  and  the  applicable
                              waiting   period   will  have   expired   or  been
                              terminated prior to the Payment Date.

CONFIDENTIALITY:              Each of  Disney  and  Partnership  agrees  to keep
                              confidential  and will not disclose the  existence
                              of this  transaction  or the  terms  hereof to any
                              person, other than its managing partner, officers,
                              employees,  directors and advisors, as applicable,
                              who  need to know  and who are  bound  by the same
                              confidentiality  undertakings  and  other  than as
                              required by applicable law  (including  securities
                              laws),  without the prior  written  consent of the
                              other party (not to be unreasonably  withheld). In
                              connection   with  any   disclosure   required  by
                              applicable law (including securities laws), the party proposing to make such disclosure shall obtain the prior written approval of the other party (not to be unreasonably withheld) with respect to the proposed disclosure. In addition,



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                              each of  Disney  and  Partnership  agrees  that no
                              public  announcement  of this  transaction  or the
                              terms hereof shall be made without the prior written approval of the other party (not be to be
                              unreasonably   withheld)   and  any   response  to
                              inquiries or other communications with respect to this transaction or the terms hereof shall be limited to the previously approved disclosure hereunder. It is agreed that either party may file these Terms and Conditions and/or the Purchase Agreement as an exhibit to any report filed by such party under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if so required under the Exchange Act.

EXPENSES:                     Each party  shall bear its own costs and  expenses
                              (including fees and expenses of counsel and other advisors) incurred in connection with the Buyout.

NO RELIANCE:                  Each party acknowledges and represents that it has
                              independently, and without reliance upon the other party or any of its affiliates, and based on such documents, information and advice of advisors as it has deemed appropriate, made its own analysis and decision to enter into the transaction.

CO-OPERATION;                 Disney and  Partnership  will  co-operate and each
FURTHER ASSURANCES:           use its reasonable  best efforts to take, or cause
                              to be taken, all actions and to do, or cause to be
                              done,  all things  necessary  or  desirable  under
                              applicable  laws and regulations to consummate the
                              transactions   contemplated  hereby.   Disney  and
                              Partnership each agree to execute and deliver such
                              other  documents,  certificates,   agreements  and
                              other  writings and to take such other  actions as
                              may  be   necessary   or  desirable  in  order  to
                              consummate   or   implement    expeditiously   the
                              transactions contemplated hereby.

GOVERNING LAW:                State of California

ASSIGNMENT:                   Neither  Partnership  nor  Disney  may  assign its
                              rights  or  obligations   under  these  Terms  and
                              Conditions or the Purchase  Agreement  without the
                              prior   written   consent  of  the  other   party;
                              provided, however, that Disney may assign its rights and obligations hereunder or under the Purchase Agreement to an affiliate so long as The
                              Walt Disney Company remains liable for the payment obligations hereunder.


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THE TERMS AND CONDITIONS REFERRED TO
ABOVE ARE HEREBY ACCEPTED AND AGREED TO
ON SEPTEMBER 29, 1995.

SILVER SCREEN PARTNERS II, L.P.
By:  SILVER SCREEN MANAGEMENT, INC.,
     Its Managing Partner


     By:  /s/ Roland W. Betts
          --------------------------
          Roland W. Betts, President


THE WALT DISNEY COMPANY


By:  /s/ David K. Thompson
     -------------------------------
     David K. Thompson
     Senior Vice President-Assistant General Counsel



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